UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2007

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1925 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2007, we entered into a stock option agreement with Ralph Stensaker granting him the right to purchase 100,000 shares of our common stock, at an exercise price of $1.13 per share, exercisable for a period of 5 years. The Options shall vest as to thirty three thousand three hundred and thirty three (33,333) shares on each of October 11, 2007 and February 11 2008 and thirty three thousand three hundred and thirty four (33,334) shares on June 11, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2007, Ralph Stensaker was appointed a director of our company.

Mr. Stensaker has an MBA from the Ivey School of Business at the University of Western Ontario and is a Certified General Accountant. He has 35 years of varied experience in finance and administration, most recently with a privately held transportation and logistics group based in Vancouver BC. Mr. Stensaker will also serve on the company’s audit committee.

Item 9.01 Financial Statements and Exhibits.

10.1         Form of Stock Option Agreement with Ralph Stensaker was filed with our Current Report filed on December 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe

Donald Sharpe, President and Director

Date: June 13, 2007

CW1256403.1